Exhibit 4.27

SUPPLEMENTAL INDENTURE

dated as of June 26, 2025

among

SEAGATE HDD CAYMAN,

COMPUTERSHARE TRUST COMPANY, NATIONAL ASSOCIATION,

as Trustee

and

The Guarantors Party Hereto

8.250% SENIOR NOTES DUE 2029

THIS SUPPLEMENTAL INDENTURE, dated as of June 26, 2025 (this “Supplemental Indenture”), is among Seagate HDD Cayman, an exempted company incorporated with limited liability under the laws of the Cayman Islands (the “Issuer”), Seagate Technology Holdings plc, a public limited company incorporated under the laws of Ireland and ultimate parent of the Company (“Parent”), Seagate Technology Unlimited Company, a private unlimited company incorporated under the laws of Ireland and parent of the Company (“STUC” and, together with Parent, the “Guarantors”) and Computershare Trust Company, National Association, as trustee (the “Trustee”).

RECITALS

WHEREAS, the Issuer, the Guarantors and the Trustee (as successor to Wells Fargo Bank, National Association) have entered into the Indenture, dated as of May 30, 2023 (as amended, supplemented or otherwise modified from time to time prior to the date hereof, including by that certain Supplemental Indenture, dated as of April 22, 2024, the “Indenture”), relating to the Issuer’s 8.250% Senior Notes due 2029 (the “Notes”);

WHEREAS, Seagate Data Storage Technology Pte. Ltd. and the Issuer have solicited consents from the Holders of the Notes to certain proposed amendments to the Indenture as set forth in Article I to this Supplemental Indenture (the “Proposed Amendments”), in accordance with the terms and conditions of the confidential Offering Memorandum and Consent Solicitation Statement, dated May 28, 2025, as supplemented by Supplement No. 1, dated June 5, 2025 (the “Offering Memorandum”);

WHEREAS, Section 9.02 of the Indenture provides that, with the consent of the Holders of at least a majority in aggregate principal amount of the outstanding Notes, the Issuer, the Guarantors and the Trustee may amend or supplement the Indenture or the Notes in accordance with such Section 9.02;

WHEREAS, the Holders of at least a majority in aggregate principal amount of outstanding Notes (the “Requisite Consent”) have validly tendered, and not withdrawn, their consents to the adoption of the Proposed Amendments to be effectuated by this Supplemental Indenture in accordance with the provision of the Indenture (as evidenced by the certification of the exchange agent attached to the Officers’ Certificate (referred to below) delivered to the Trustee as of the date hereof), and the Issuer, having received the Requisite Consent for the Proposed Amendments for the Notes, desire to amend the Indenture as provided in this Supplemental Indenture in respect of the Notes; and

WHEREAS, the Issuer has heretofore delivered or are delivering contemporaneously herewith to the Trustee an Officers’ Certificate and an Opinion of Counsel described in Sections 11.04 and 11.05 of the Indenture;

NOW, THEREFORE, in consideration of the foregoing and notwithstanding any provision of the Indenture which, absent this Supplemental Indenture, might operate to limit such action, the parties hereto, intending to be legally bound hereby, agree as follows:

1. Capitalized Terms. Capitalized terms used herein without definition shall have the meanings assigned to them in the Indenture. The words “herein,” “hereof” and “hereby” and other words of similar import used in this Supplemental Indenture refer to this Supplemental Indenture as a whole and not to any particular section hereof.

2. Amendments. The Indenture is hereby amended as follows:

(a) The Indenture is hereby amended as it relates to the Notes to delete the following sections in their entirety, and, in the case of each such section, insert in lieu thereof the phrase “[Intentionally Omitted]” and any and all references thereto (including any definitions the references to which would be eliminated as a result of such deletions), and any and all obligations thereunder, and any events of default related thereto are hereby deleted throughout the Indenture as they relate to the Notes and such sections and references shall be of no further force or effect as they relate to the Notes:

•	Section 4.02—“Maintenance of Office or Agency;”

•	Section 4.03—“Existence;”

•	Section 4.04—“Reports and Delivery of Certain Information;”

•	Section 4.05—“Payment of Taxes and Other Claims;”

•	Section 4.06—“Maintenance of Properties and Insurance;”

•	Section 4.07—“Limitation on Liens;”

•	Section 4.08—“Limitation on Subsidiary Debt;”

•	Section 4.09—“Limitation on Sale and Lease-Back Transactions;”

•	Section 4.10—“Repurchase of Notes upon a Change of Control Triggering Event;”

•	Section 5.01(c)—“The Company May Consolidate, Etc., Only on Certain Terms” (deleting clause (c) only);

•	Section 5.02(c)—“Parent May Consolidate, Etc., Only on Certain Terms” (deleting clause (c) only);

•	Sections 6.01(c), (d), (e) and (f) —“Events of Default” (deleting clauses (c), (d), (e) and (f) only);

•	Sections 8.02(b), (c), (d), (e) and (f)—“Legal Defeasance” (deleting clauses (b), (c), (d), (e) and (f) only);

•	Section 8.03—“Covenant Defeasance;” and

•	Article 10—“Parent Guarantee”.

(b) Section 5.01(a) of the Indenture is hereby amended and restated in its entirety as follows:

“(a) either (i) the Company shall be the continuing Person or (ii) the Person (if other than the Company) formed by such consolidation or into which the Company is merged or the Person which acquires by conveyance or transfer, or which leases, all or substantially all of the properties and assets of the Company (the “Successor Company”), shall be organized or incorporated and validly existing under the laws of Singapore, the laws of the Cayman Islands, the laws of Ireland or the laws of the United States of America, any State thereof or the District of Columbia;”

(c) Section 5.02(a) of the Indenture is hereby amended and restated in its entirety as follows:

“(a) either (i) Parent shall be the continuing Person or (ii) the Person (if other than Parent) formed by such consolidation or into which Parent is merged or the Person which acquires by conveyance or transfer, or which leases, all or substantially all of the properties and assets of Parent (the “Successor Parent”), shall be organized or incorporated and validly existing under the laws of Singapore, the laws of the Cayman Islands, the laws of Ireland or under the laws of the United States of America, any State thereof or the District of Columbia;”

3. Effect of Supplemental Indenture. Except as amended hereby, all of the terms of the Indenture shall remain and continue in full force and effect and are hereby confirmed in all respects. From and after the date of this Supplemental Indenture, all references to the Indenture (whether in the Indenture or in any other agreements, documents or instruments) shall be deemed to be references to the Indenture as amended and supplemented by this Supplemental Indenture.

4. Enforceability. The execution of this Supplemental Indenture shall constitute a legal, valid and binding obligation of each of the Issuer and the Guarantors, enforceable against it in accordance with its terms.

5. Governing Law. The laws of the State of New York shall govern this Supplemental Indenture.

6. Severability. In case any provision in this Supplemental Indenture shall be invalid, illegal or unenforceable, the validity, legality and enforceability of the remaining provisions shall not in any way be affected or impaired thereby.

7. Counterparts. This Supplemental Indenture shall be valid, binding, and enforceable against a party when executed and delivered by an authorized individual on behalf of the party by means of (i) an original manual signature; (ii) a faxed, scanned, or photocopied manual signature, or (iii) any other electronic signature permitted by the federal Electronic Signatures in Global and National Commerce Act, state enactments of the Uniform Electronic Transactions Act, and/or any other relevant electronic signatures law, including any relevant provisions of the Uniform Commercial Code (collectively, “Signature Law”), in each case to the extent applicable. Each faxed, scanned, or photocopied manual signature, or other electronic signature, shall for all purposes have the same validity, legal effect, and admissibility in evidence as an original manual signature. Each party hereto shall be entitled to conclusively rely upon, and shall have no liability with respect to, any faxed, scanned, or photocopied manual signature, or other electronic signature, of any other party and shall have no duty to investigate, confirm or otherwise verify the validity or authenticity thereof. This Supplemental Indenture may be executed in any number of counterparts, each of which shall be deemed to be an original, but such counterparts shall, together, constitute one and the same instrument. For the avoidance of doubt, original manual signatures shall be used for execution or indorsement of writings when required under any Signature Law due to the character or intended character of the writings.

8. Effect of Headings. The Section headings herein are for convenience only and shall not affect the construction hereof.

9. The Trustee. The Trustee hereby accepts this Supplemental Indenture and agrees to perform the same under the terms and conditions set forth in the Indenture, including the terms and provisions defining and limiting the liabilities and responsibilities of the Trustee. Without limiting the generality of the foregoing, the Trustee shall not be responsible in any manner whatsoever for or with respect to any of the recitals or statements contained herein, all of which recitals or statements are made solely by the Issuer and the Guarantors, or for or with respect to (i) the validity or sufficiency of this Supplemental Indenture or any of the terms or provisions hereof, (ii) the proper authorization hereof by the Issuer and the Guarantors by action or otherwise, (iii) the due execution hereof by the Issuer and the Guarantors or (iv) the consequences of any amendment herein provided for, and the Trustee makes no representation with respect to any such matters.

10. No Modification. No modification, amendment or waiver of any provision of this Supplemental Indenture, nor the consent to any departure by the Undersigned therefrom, shall in any event be effective unless the same shall be in writing and signed by the Trustee, and then such waiver or consent shall be effective only in the specific instance and for the purpose for which given. No notice to or demand on the Undersigned in any case shall entitle the Undersigned to any other or further notice or demand in the same, similar or other circumstance.

11. Condition of Operation of Amendments. This Supplemental Indenture shall become effective upon execution by the parties hereto, however, the amendments set forth in Section 2 of this Supplemental Indenture shall not become operative unless and until the applicable consideration in the Exchange Offer (as defined in the Offering Memorandum) shall have been paid in respect of all Notes validly tendered and not validly withdrawn and that are accepted by the Issuer in exchange on the settlement date of the Exchange Offer. The Issuer shall provide prompt written notice to the Trustee if this Supplemental Indenture has become operative, or if this Supplemental Indenture shall not become operative.

[Signature Page Follows]

IN WITNESS WHEREOF, the parties hereto have caused this Supplemental Indenture to be duly executed as of the date first written above.

SEAGATE HDD CAYMAN

By:
Name:	Gianluca Romano
Title:	Chief Financial Officer, Authorised Signatory

SEAGATE TECHNOLOGY HOLDINGS PLC

By:
Name:	Gianluca Romano
Title:	Chief Financial Officer and Executive Vice President, Authorized Person

SEAGATE TECHNOLOGY UNLIMITED COMPANY

By:
Name:	Gianluca Romano
Title:	Authorized Officer

[Signature Page to Supplemental Indenture (8.250% Senior Notes due 2029)]

COMPUTERSHARE TRUST COMPANY,NATIONAL ASSOCIATION, as Trustee

By:
Name:	Agata Theiler
Title:	Vice President

[Signature Page to Supplemental Indenture (8.250% Senior Notes due 2029)]